UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14C
(RULE 14c-101)

SCHEDULE 14C INFORMATION

Information Statement
Pursuant to Section 14c of the Securities Exchange Act of 1934

Check the appropriate box:

X	Preliminary Information Statement
O	Confidential, for Use of the Commission Only (as permitted by Rule14c-5(d)(2))
O	Definitive Information Statement SUNSHINE BIOPHARMA, INC. (Name of Registrant as Specified In Its Charter

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PRELIMINARY COPY

SUNSHINE BIOPHARMA, INC.

469 Jean-Talon West
3rd Floor
Montreal, Quebec, Canada H3N 1R4
Ph: (514) 764-9698

INFORMATION STATEMENT

We are not asking you for a proxy and you are requested not to send us a proxy.

Introduction

This notice and information statement (the “Information Statement”) is being mailed on or about _______, 2016, to our stockholders of record as of May 30, 2016, pursuant to Section 14C of the Exchange Act of 1934, as amended, to inform our stockholders that the holders of a majority of our issued and outstanding voting securities executed a written consent dated May 30, 2016 (the “Consent”) approving an amendment (the “Amendment”) to our Articles of Incorporation, as amended (our “Articles of Incorporation”), whereby Article II, Section 1, which authorizes 500,000,000 Common Shares, $0.001 par value, and 5,000,000 Preferred Shares, $0.10 par value, to state that the Company is authorized to issue 3,000,000,000 shares of Common Stock, par value $0.001 per share (the “Common Stock”) and 30,000,000 shares of Preferred Stock, par value $0.10 per share (the “Preferred Stock”), and further, authorizes the Board of Directors of the Corporation, by resolution or resolutions, at any time and from time to time, to divide and establish any or all of the shares of Preferred Stock into one or more series and, without limiting the generality of the foregoing, to fix and determine the designation of each such share, and its preferences, conversion rights, cumulative, relative, participating, optional, or other rights, including voting rights, qualifications, limitations, or restrictions thereof.

This notice and the information statement attached hereto shall be considered the notice required under Colorado Revised Statutes (the “CRS”) § 7-107-104(5.5).

Our Board of Directors has approved the Amendment and holders of a majority of our issued and outstanding voting securities have signed the Consent. Accordingly, your approval is not required and is not being sought. The Amendment will be effective when the Articles of Amendment is filed with the Secretary of State of Colorado, which is expected to occur on or after _______, 2016.

The solicitation relating to the Consent was made by us and the expenses of such solicitation were borne by us. As of May 30, 2016, we had 274,431,909 shares of Common Stock issued and outstanding. Each stockholder of record was entitled to one vote for each share of Common Stock held on the record date. We also had 500,000 shares of Series B Preferred Stock issued and outstanding. Each share of Series B Preferred Stock is entitled to 1,000 votes on all matters submitted to a vote of the Company's shareholders. The Series B Preferred Stock is not convertible into any of our Common Shares. The majority of our outstanding voting stock was required to approve the Amendment.

Please read this notice carefully. It describes, among other things, certain information concerning the Amendment. The form of the Amendment is attached to this Information Statement as Exhibit A.

Our principal executive office is located at 469 Jean-Talon West, 3rd Floor, Montreal, Quebec, Canada H3N 1R4.

SUNSHINE BIOPHARMA, INC.

469 Jean-Talon West
3rd Floor
Montreal, Quebec, Canada H3N 1R4
Ph: (514) 764-9698

Information Statement

To Our Stockholders:

NOTICE IS HEREBY GIVEN that the following action was taken pursuant to the Consent to amend our Articles of Incorporation by amending Article II, Section 1, which authorizes 500,000,000 Common Shares, $0.001 par value, and 5,000,000 Preferred Shares, $0.10 par value, to state that the Company is authorized to issue 3,000,000,000 shares of Common Stock, par value $0.001 per share (the “Common Stock”) and 30,000,000 shares of Preferred Stock, $0.10 par value per share (the “Preferred Stock”), and further, authorizes the Board of Directors of the Corporation, by resolution or resolutions, at any time and from time to time, to divide and establish any or all of the shares of Preferred Stock into one or more series and, without limiting the generality of the foregoing, to fix and determine the designation of each such share, and its preferences, conversion rights, cumulative, relative, participating, optional, or other rights, including voting rights, qualifications, limitations, or restrictions thereof, and to be effective as of the filing of the amendment to our Articles of Incorporation with the Colorado Secretary of State.

Stockholders of record as of May 30, 2016 are entitled to Notice of the foregoing.

We have asked our transfer agent, brokers and other custodians and fiduciaries to forward this Information Statement to the beneficial owners of our Common and Preferred Stock held of record by such persons and will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

This Information Statement will serve as written Notice to stockholders pursuant to CRS § 7-107-104(5.5).

THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS’ MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN.

By Order of the Board of Directors,

/s/ Dr. Steve N. Slilaty
Dr. Steve N. Slilaty
Chief Executive Officer and President

__________, 2016

THE AMENDMENT TO OUR ARTICLES OF INCORPORATION

Background And Reason For The Amendment

We are a research and development company. Our principal executive offices are located at 469 Jean-Talon West, 3rd Floor, Montreal, Quebec, Canada H3N 1R4. Our telephone number is (514) 764-9698.

In order for us to continue to implement our current business plan and expand our line of business, we need to secure additional financing. In order to attract new financing without incurring significant debt on our books, we need to have the flexibility to offer additional shares of our Common or Preferred Stock in order to attract these investors. As of the date of this Information Statement we have 274,431,909 Common Shares issued and outstanding, along with 71,689,112 shares of our Common Stock reserved for issuance underlying convertible notes. In addition, we are committed to issuing 321,305,416 shares of our Common Stock for conversion of two promissory notes totaling $835,394 held by a related party.  We also had 500,000 shares of Series B Preferred Stock issued and outstanding. Each share of Series B Preferred Stock is entitled to 1,000 votes on all matters submitted to a vote of our shareholders. The Series B Preferred Stock is not convertible into any of our Common Shares.

On May 30, 2016, our Board of Directors and the consenting stockholder adopted and approved a resolution to effect an amendment to our Articles of Incorporation to increase the number of shares of authorized Common Stock from 500,000,000 to 3,000,000,000 and authorized Preferred Shares from 5,000,000, to 30,000,000 shares. Such amendment is referred to herein as the “Authorized Shares Amendment.” As a result of the Authorized Shares Amendment, we will have 3,000,000,000 shares of Common Stock authorized for issuance, of which 2,332,573,563 shares will be available for issuance and 30,000,000 shares of Preferred Stock authorized for issuance, of which 29,500,000 shares will be available for issuance. Our Board of Directors will be able to authorize the issuance of the additional shares of Common and/or Preferred Stock without seeking further action or vote of our stockholders.

The issuance by us of Common and/or Preferred Stock could dilute both the equity interests and the earnings per share of existing holders of our securities. Such dilution may be substantial, depending upon the amount of shares issued. Any additional issuance of our securities could, under certain circumstances, have the effect of delaying or preventing a change in control of Sunshine Biopharma, Inc. by increasing the number of outstanding shares entitled to vote and by increasing the number of votes required to approve a change in control of Sunshine Biopharma, Inc. Shares of  either Common or Preferred Stock could be issued, or rights to purchase such shares could be issued, to render more difficult or discourage an attempt to obtain control of Sunshine Biopharma, Inc. by means of a tender offer, proxy contest, merger or otherwise. The ability of the Board of the Directors to issue such additional shares of Common or Preferred Stock could discourage an attempt by a party to acquire control of Sunshine Biopharma, Inc. by tender offer or other means. Such issuances could therefore deprive stockholders of benefits that could result from such an attempt, such as the realization of a premium over the market price that such an attempt could cause. Moreover, the issuance of such additional shares of Common or Preferred Stock to persons whose interests aligned with that of the Board of Directors could make it more difficult to remove incumbent officers and directors from office even if such change were to be favorable to stockholders generally.

While the increase in the number of shares of Common and Preferred Stock authorized may have anti-takeover ramifications, the Board of Directors believes that the financial flexibility offered by the amendment outweighs any disadvantages. To the extent that the increase in the number of shares of Common and Preferred Stock authorized may have anti-takeover effects, the amendment may encourage persons seeking to acquire Sunshine Biopharma, to negotiate directly with the Board of Directors, enabling the Board of Directors to consider a proposed transaction in a manner that best serves the stockholders’ interests.

Our Board of Directors believes that it is advisable and in the best interests of Sunshine Biopharma, Inc. to have available additional authorized but unissued shares of Common Stock in an amount adequate to provide for our future needs. The unissued shares of Common Stock will be available for issuance from time to time as may be deemed advisable or required for various purposes, including the issuance of shares in connection with financing or acquisition transactions.

In order to implement our business plan we require additional capital.  While we have (i) no present commitments for the issuance or use of the proposed additional shares of Common or Preferred Stock in connection with any financing, and (ii) no present plans, proposals or arrangements, written or otherwise, at this time to issue any of the additional authorized shares of Common or Preferred Stock in connection with a merger, share exchange or acquisition, it is anticipated that we will utilize the additional authorized stock to obtain this financing.

The form of Amendment is set forth in Exhibit A. The Amendment will become effective on the date that Articles of Amendment to the Articles of Incorporation is filed with the Secretary of State of the State of Colorado, which is expected to occur twenty (20) days following the date this Information Statement has been mailed to our shareholders.

The Consent provides the necessary corporate authorization under Colorado law to enable the filing and effectiveness of such an amendment.

No Appraisal Rights

Our stockholders are not entitled to appraisal rights under the CRS with respect to the Amendment.

This Information Statement does not constitute an offer of any of our securities for sale.

This notice and information statement (the “Information Statement”) is being provided to our stockholders on or about ____________, 2016.

PRINCIPAL STOCKHOLDERS

The following table sets forth information regarding the beneficial ownership of our Common and Preferred Stock as of May 30, 2016, with regard to the following criteria (i) each person, or group of affiliated persons, known to us to own beneficially 5% or more of our voting securities; (ii) each of our directors; (iii) each of our named executive officers; and (iv) all of our directors and named executive officers as a group. Under Commission rules, beneficial ownership of a class of capital stock includes any shares of such class as to which a person, directly or indirectly, has or shares voting power or investment power and also any shares as to which a person has the right to acquire such voting or investment power within 60 days through the exercise of any stock option, warrant or other right. If two or more persons share voting power or investment power with respect to specific securities, each such person is deemed to be the beneficial owner of such securities. Except as we otherwise indicate below and under applicable community property laws, we believe that the beneficial owners of the Common Stock listed below, based on information they have furnished to us, have sole voting and investment power with respect to the shares shown.

The calculations of beneficial ownership and voting rights in this table are based on 274,431,909 Common Shares issued and outstanding, as well as 500,000 shares of Series B Preferred Stock issued and outstanding, each share entitled to 1,000 votes on all matters submitted to a vote of the Company's shareholders.

Title of Class	Name and Address Of Beneficial Owner	Amount and Nature Of Beneficial Ownership	Percent Of Class

Common and Series B Preferred	Dr. Steve N. Slilaty(1) 579 rue Lajeunesse Laval, Quebec Canada H7X 3K4	542, 955,149(2)(3)	70.11%

Common	Dr. Abderrazzak Merzouki(1) 731 Place de l'Eeau Vive Laval, Quebec Canada H7Y 2E1	13,467,000	1.74%

Common	Camille Sebaaly(1) 14464 Gouin West, #B Montreal, Quebec Canada H9H 1B1	12,234,373	1.58%

Common	All Officers and Directors As a Group (3 persons)	568,656,522	73.43%

(1)	Officer and Director of our Company.
(2)
Includes 30,570,776 shares held in the name of Advanomics Corporation.  Dr. Slilaty is an officer, director and principal shareholder of Advanomics and as a result, controls the disposition of these shares.

(3)
Includes 500,000 shares of $0.10 par value Series “B” Preferred Stock. The Series “B” Preferred Stock is non-convertible, non-redeemable, non-retractable and has a superior liquidation value of $0.10 per share.  It gives the holder the right to 1,000 votes per share.

We currently have no stock options or other rights outstanding that would give any of our stockholders the right to acquire voting or investment power over additional shares of our capital stock.

DESCRIPTION OF CAPITAL STOCK

As of the date of this Information Statement, our authorized capital stock presently consists of 500,000,000 shares of Common Stock, $0.001 par value per share, and 5,000,000 shares of Preferred Stock, $0.10 par value per share. At the close of business on May 30, 2016, we had 274,431,909 Common Shares issued and outstanding, along with 71,689,112 shares of our Common Stock reserved for issuance underlying convertible notes. In addition, we are committed to issuing 321,305,416 shares of our Common Stock for conversion of two promissory notes totaling $835,394 held by a related party.  We also had 500,000 shares of Series B Preferred Stock issued and outstanding. Each share of Series B Preferred Stock is entitled to 1,000 votes on all matters submitted to a vote of our shareholders. The Series B Preferred Stock is not convertible into any of our Common Shares.

The following is a summary of material provisions of our capital stock.

Common Stock

Except as otherwise provided by our articles of incorporation or Colorado law, each holder of Common Stock is entitled to one vote, in person or by proxy, for each share standing in such holder’s name on our stock transfer records. Holders of shares of Common Stock are entitled to receive dividends only when, as and if approved by our board of directors from funds legally available for the payment of dividends. Our stockholders are entitled to share ratably in the assets legally available for distribution to our stockholders in the event of our liquidation, dissolution or winding up, voluntarily or involuntarily, after payment of, or adequate provision for, all of our known debts and liabilities and of any preferences of the Preferred Stock that may be outstanding in the future.

Preferred Stock

Of the 5,000,000 shares of Preferred Stock authorized, 3,650,000 shares are undesignated Preferred Shares, the Board of Directors having designated two series of Preferred Stock with the following designation, preferences and rights:

Series “A” Preferred Stock

The Series A Preferred Stock consists of 850,000 authorized shares, none of which are currently issued or outstanding. The Series A Preferred Stock was convertible at any time after issuance into 20 shares of the Company's Common Stock with no further consideration, had full voting rights at 20 votes per share, and had superior liquidation rights to the Common Stock.

Series “B” Preferred Stock

The Series B Preferred Stock consists of 500,000 authorized shares, all of which are issued and outstanding. The holders of Series B Preferred Stock shall be entitled to receive dividends, when and if declared by the Board of Directors are entitled to 1,000 votes per share on all matters submitted to a vote of the shareholders; and, upon any liquidation, dissolution or winding up of the Company, shall receive a preferential distribution before any payment shall be made to the holders of shares junior to the Series B Preferred Shares of $0.10 per share plus any unpaid declared dividends to the date of such payment.

ADDITIONAL INFORMATION

We are subject to the informational requirements of the Exchange Act, and in accordance therewith file reports, proxy statements and other information including annual and quarterly reports on Form 10-K and 10-Q with the SEC. Copies of these documents can be obtained upon written request addressed to the SEC, Public Reference Section, 100 F Street, N.E., Washington, D.C., 20549, at prescribed rates. The SEC also maintains a web site on the Internet (http://www.sec.gov) where reports, proxy and information statements and other information regarding issuers that file electronically with the SEC through the Electronic Data Gathering, Analysis and Retrieval System may be obtained free of charge.

STATEMENT OF ADDITIONAL INFORMATION

Sunshine Biopharma, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2015 and filed with the SEC on March 25, 2016, and our Quarterly Report for the three months ended March 31, 2016 and filed with the SEC on May 9, 2016, are incorporated herein by this reference.

Sunshine Biopharma will provide without charge to each person, including any beneficial owner of such person, to whom a copy of this Information Statement has been delivered, on written or oral request, a copy of any and all of the documents referred to above that have been or may be incorporated by reference herein other than exhibits to such documents (unless such exhibits are specifically incorporated by reference herein).

All documents filed by Sunshine Biopharma, Inc. pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Information Statement shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Information Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Information Statement.

COMPANY CONTACT INFORMATION

All inquiries regarding Sunshine Biopharma, Inc. should be addressed to Dr. Steve N. Slilaty, Chief Executive Officer and President, SUNSHINE BIOPHARMA, INC., 469 Jean-Talon West, 3rd Floor, Montreal, Quebec, Canada H3N 1R4, or call our offices at (514) 764-9698.

By Order of the Board of Directors,

/s/Dr. Steve N. Slilaty
Dr. Steve N. Slilaty
Chief Executive Officer and President
________________, 2016

EXHIBIT A

ARTICLE II

Authorized Shares

Section 1.
Number: The amount of the total authorized capital stock of the corporation shall be Three Billion  Thirty Million (3,030,000,000) shares consisting of Three Billion (3,000,000,000) shares of Common Stock, $0.001 par value per share, and Thirty Million (30,000,000) shares of Preferred Stock, par value $0.10 per share, consisting of Twenty Eight Million Six Hundred Fifty Thousand (28,650,000) undesignated shares of Preferred Stock, $0.10 par value per share, 850,000 shares of Series A Preferred Stock, par value $0.10 per share, 500,000 shares of Series B Preferred Stock, $0.10 par value per share, the designations, preferences, limitations and relative rights of the shares of each such class are as follows: